EXHIBIT 99.1


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   W. R. Berkley Corporation                      NEWS
   475 Steamboat Road                             RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000

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  FOR IMMEDIATE RELEASE                           CONTACT:
                                                  Eugene G. Ballard
                                                  Chief Financial Officer
                                                  203-629-3000


                       W. R. BERKLEY CORPORATION ANNOUNCES
                       INTENTION OF FORMING U.K. OPERATION

     Greenwich, CT, March 4, 2003 -- W. R. Berkley Corporation (NYSE: BER) announced today that it intends to form a United Kingdom authorized insurance company. It is expected that the enterprise will be London-based and will specialize principally in writing domestic U.K. casualty risks. It is anticipated that the company will commence operation in the third quarter of 2003. The formation of the company is subject to certain approvals, including the approval of the U.K. Financial Services Authority.

     Stuart Wright, former Director Professional Liabilities of ACE Global Markets, has been engaged to be the company's chief executive officer. Mr. Wright has over 20 years' experience in the casualty insurance business.

     Kiln plc, the London based insurance and reinsurance group in which W. R. Berkley Corporation currently holds 20.1% of the share capital, is in discussions with W. R. Berkley Corporation about holding a minority interest in the company.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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